Exhibit 1

Oi S.A. – In Judicial Reorganization

Corporate Taxpayer Registry (CNPJ/MF) No. 76.535.764/0001-43

Board of Trade – NIRE 3330029520-8

Publicly-held Company

Esteemed Shareholders,

Oi S.A. – In Judicial Reorganization (“Company”), pursuant to CVM Instruction No. 481/09 (“ICVM 481”), as amended, discloses to its shareholders and the market in general the summary voting statement from the remote voting bulletin (Bookkeeping Agent) for the purpose of exercising voting rights at the Ordinary and Extraordinary Shareholders’ Meeting (Assembleia Geral Ordinária e Extraordinária – “AGOE”) to be held on April 30, 2020.

The Company clarifies that the exercise of such voting right via the completion and delivery of a remote voting bulletin does not prohibit attendance at the AGOE and exercise of the vote in-person, in which case the AGOE Board will disregard the remote voting instruction, pursuant to Article 21-W, paragraph 5, item I, of CVM Instruction No. 481.

The Company emphasizes that it will carry out verification of the shareholding position as is customarily conducted for its General Shareholders’ Meetings to confirm the shareholding positions of the shareholders that choose to exercise their vote by completing and delivering a remote voting bulletin, taking into account, for the purpose of computation of such votes, the most recent position of each shareholder as available to the Company (or, if not unavailable, the shareholding position as provided by the depositary agent of the Company’s shares, pursuant to Article 21-T, item II, section "a” of CVM Instruction No. 481).

The Company also warns that the information contained in the summary voting statement (Bookkeeping Agent) published may not represent the results of the votes with respect to the matters that will be submitted for deliberation at the AGOE, according to the Call Notice published on March 31, 2020, considering that such summary voting statement comprises only the votes cast by remote voting.

Rio de Janeiro, April 28, 2020.

Oi S.A. – In Judicial Reorganization

Camille Loyo Faria

Chief Financial Officer and Investor Relations Officer

Summary Voting Statement (Bookkeeping Agent)

Ordinary and Extraordinary Shareholders’ Meeting – April 30, 2020 at 11 a.m

At the Annual General Meeting:

Company	OI S.A. - In Judicial Reorganization
Process Number	2436
Meeting Date	April 30, 2020	Meeting Time	11:00 h
On-line Voting Start Date	March 31, 2020	On-line Voting End Date	April 24, 2020	* "Total number of shares per deliberation" includes all types of shares.

Deliberation Code	Type of Deliberation	Status of the Deliberation	Voting Position	Sheet Code	Sheet Name	Sheet Location	Sheet Vote	Candidate Code	Candidate Name	Candidate’s Location	Candidate’s Vote	Voting Percentage	Total number of shares per deliberation (consolidating all types of shares - including ADRs)	Total number of Common Shares per deliberation	Total number of Preferred Shares per deliberation	other types of shares (Units / PNA, PNB, etc) shareholders must disclose all of the other types of shares and quantities that they own in the other columns.
1	Simple Deliberations	Active	Approve										468,201,199	467,860,999	340,200
2	Simple Deliberations	Active	Approve										468,201,199	467,860,999	340,200
3	Simple Deliberations	Active	Approve										468,201,199	467,860,999	340,200
4	Fiscal Council election by single sheet	Active	Abstain										340,200	-	340,200
4	Fiscal Council election by single sheet	Active	Approve										467,860,999	467,860,999	-
5	Fiscal Council election by single sheet	Active	No										371,782,269	371,442,069	340,200
5	Fiscal Council election by single sheet	Active	Yes										96,418,930	96,418,930	-
6	Fiscal Council election by shareholders with non-voting or restricted voting rights preferred shares	Active	-	1		Active	-	1	Raphael Manhães Martins (Effective) / Marco Antônio de Almeida Lima (Alternate)	Active	Approve		340,200	-	340,200

At the Extraordinary General Meeting:

Company	OI S.A. - In Judicial Reorganization
Process Number	2319
Meeting Date	April 30, 2020	Meeting Time	11:00 h
On-line Voting Start Date	March 31, 2020	On-line Voting End Date	April 24, 2020	* "Total number of shares per deliberation" includes all types of shares.

Deliberation Code	Type of Deliberation	Status of the Deliberation	Voting Position	Sheet Code	Sheet Name	Sheet Location	Sheet Vote	Candidate Code	Candidate Name	Candidate’s Location	Candidate’s Vote	Voting Percentage	Total number of shares per deliberation (consolidating all types of shares - including ADRs)	Total number of Common Shares per deliberation	Total number of Preferred Shares per deliberation	other types of shares (Units / PNA, PNB, etc) shareholders must disclose all of the other types of shares and quantities that they own in the other columns.
1	Board of Directors election by single sheet	Active	Approve										467,766,979	467,426,779	340,200
2	Board of Directors election by single sheet	Active	No										371,348,049	371,007,849	340,200
2	Board of Directors election by single sheet	Active	Yes										96,418,930	96,418,930	-
3	Board of Directors election by single sheet	Active	Abstain										371,348,049	371,007,849	340,200
3	Board of Directors election by single sheet	Active	Yes										96,418,930	96,418,930	-
4	Board of Directors election by single sheet	Active	-	1		Active	-	1	Claudia Quintella Woods (Effective)	Active	-	50.00	48,209,465	48,209,465	-
4	Board of Directors election by single sheet	Active	-	1		Active	-	2	Armando Lins Netto (Effective)	Active	-	50.00	48,209,465	48,209,465	-
5	Simple Deliberations	Active	Approve										467,766,979	467,426,779	340,200